Exhibit 99.1

Perella Weinberg Reports Full Year and Fourth Quarter 2025 Results
Financial Overview - Full Year
•Revenues of $751 Million, Down 14% From a Record 2024
•GAAP Pre-Tax Income of $52 Million, Adjusted Pre-Tax Income of $82 Million
•GAAP Diluted EPS of $0.47, Adjusted EPS of $0.68
Financial Overview - Fourth Quarter
•Revenues of $219 Million, Down 3% From a Year Ago and Up 33% From Last Quarter
•GAAP Pre-Tax Income of $22 Million, Adjusted Pre-Tax Income of $29 Million
•GAAP Diluted EPS of $0.10, Adjusted EPS of $0.17
Talent Investment
•Added Twelve Partners and Eleven Managing Directors in 2025
•Two Partners Added in 2026 Year-To-Date
•Acquired Devon Park Advisors, Establishing Secondaries Advisory Capability
Capital Management
•Strong Balance Sheet with $256 Million of Cash and No Debt
•Retired More Than Six Million Shares and Share Equivalents through Purchase, Exchange and Net Settlement in 2025
•Returned $163 Million in Aggregate to Equity Holders in 2025
•Declared Quarterly Dividend of $0.07 Per Share

“2025 marked the third highest revenue year in our Firm’s 20-year history, demonstrating the strength and focus of our platform. Our strategic investments in talent over the last twelve months were the highest in our history and position us to capitalize on what we see as broadly favorable conditions for M&A as well as for financing and capital solutions. Our pipeline entering 2026 stands at record levels and momentum continues to build across our business,” stated Andrew Bednar, Chief Executive Officer.

NEW YORK, NY, February 6, 2026 – Perella Weinberg Partners (the “Firm,” “Perella Weinberg,” or “PWP”) (NASDAQ:PWP) today reported financial results for the full year and fourth quarter ended December 31, 2025.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Revenues

For the twelve months ended December 31, 2025, revenues were $750.9 million, a decrease of 14% from a record $878.0 million for the twelve months ended December 31, 2024, driven by fewer closings in M&A partially offset by increased contribution from financing and capital solutions. For the fourth quarter of 2025, revenues were $219.2 million, a decrease of 3% from $225.7 million reported in the fourth quarter of 2024, due to a decrease in large restructuring fees in the current period compared to last year which offset the impact of increased contribution from M&A in the current year period.

Expenses

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2025		2024		2025		2024
	GAAP	Adjusted	GAAP	Adjusted	GAAP	Adjusted	GAAP	Adjusted
Operating expenses	(Dollars in Millions)				(Dollars in Millions)
Total compensation and benefits	$161.5	$155.6	$156.1	$146.0	$535.4	$511.9	$784.2	$589.7
% of Revenues	74%	71%	69%	65%	71%	68%	89%	67%
Non-compensation expenses	$39.2	$36.8	$48.2	$46.3	$167.5	$159.3	$172.3	$162.4
% of Revenues	18%	17%	21%	21%	22%	21%	20%	18%

Twelve Months Ended

GAAP total compensation and benefits were $535.4 million for the twelve months ended December 31, 2025, compared to $784.2 million for the prior year period. The prior year period included the impact of the one-time accelerated vesting of certain partnership unit awards (the “Vesting Acceleration”) as well as incremental equity-based compensation expense tied to transaction-related incentive unit awards which began to vest in the third quarter of 2024. Adjusted total compensation and benefits were $511.9 million for the twelve months ended December 31, 2025, compared to $589.7 million for the same period a year ago. The decrease reflects lower bonus accruals driven by lower revenues, partially offset by a higher compensation margin.

GAAP non-compensation expenses were $167.5 million for the twelve months ended December 31, 2025, compared to $172.3 million for the prior year period. Adjusted non-compensation expenses were $159.3 million for the twelve months ended December 31, 2025, compared to $162.4 million for the same period a year ago. The decrease in non-compensation expenses was largely driven by lower general, administrative and other expenses and lower professional fees, partially offset by higher travel and technology costs.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Three Months Ended

GAAP total compensation and benefits were $161.5 million for the fourth quarter of 2025, compared to $156.1 million for the fourth quarter of 2024. Adjusted total compensation and benefits were $155.6 million for the fourth quarter of 2025, compared to $146.0 million for the same period a year ago. The increase reflects a higher compensation margin that was partially offset by lower bonus accruals associated with lower revenues.

GAAP non-compensation expenses were $39.2 million for the fourth quarter of 2025, compared to $48.2 million for the fourth quarter of 2024. Adjusted non-compensation expenses were $36.8 million for the fourth quarter of 2025, compared to $46.3 million for the same period a year ago. The decrease in non-compensation expenses was largely driven by lower professional fees primarily related to litigation spend and senior advisor fees and lower general, administrative and other expenses.

Provision for Income Taxes

As of December 31, 2025, Perella Weinberg Partners owned 75.1% of the operating partnership (“PWP OpCo”) and is subject to U.S. federal and state corporate income tax on its allocable share of earnings. Income earned by PWP OpCo is subject to certain state, local, and foreign income taxes. The GAAP effective tax rate for the twelve months ended December 31, 2025 was 7%, which included a tax benefit from restricted stock units (“RSUs”) that vested at share prices in excess of their grant prices.

For purposes of calculating adjusted if-converted net income, we present our results as if all partnership units had been converted to shares of Class A common stock and as if all of our adjusted results were subject to U.S. corporate income tax. For the twelve months ended December 31, 2025, the adjusted if-converted effective tax rate was 16%. Excluding the RSU tax benefit, the adjusted if-converted effective tax rate would have been 32%.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Balance Sheet and Capital Management

As of December 31, 2025, we had $255.9 million of cash with no outstanding indebtedness and an undrawn revolving credit facility.

During the twelve months ended December 31, 2025, we returned $163.4 million in aggregate to our equity holders through: (i) the net settlement of 3,400,987 share equivalents at an average price per share of $22.96; (ii) the settlement of unit exchanges of 1,270,086 PWP OpCo units for cash at $22.65 per unit and the repurchase of 1,829,337 shares at an average price per share of $18.40 in open market transactions pursuant to PWP’s Class A common stock repurchase program; and (iii) the payment of aggregate dividends of $22.9 million to Class A common stockholders.

At December 31, 2025, there were 66.7 million shares of Class A common stock and 22.1 million partnership units outstanding.

The Board of Directors has declared a quarterly dividend of $0.07 per share of Class A common stock. The dividend will be paid on March 9, 2026 to Class A common stockholders of record on February 17, 2026.

Conference Call and Webcast

Management will host a webcast and conference call on Friday, February 6, 2026 at 9:00 am ET to discuss Perella Weinberg’s financial results for the full year and fourth quarter ended December 31, 2025.

A webcast of the conference call will be made available in the Investors section of Perella Weinberg’s website at https://investors.pwpartners.com/.

The conference call can also be accessed by the following dial-in information:

•Domestic: (800) 245-3047
•International: (203) 518-9765
•Conference ID: PWPQ425

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Replay

A replay of the call will also be available two hours after the live call through February 13, 2026. To access the replay, dial (800) 839-6798 (Domestic) or (402) 220-6055 (International). The replay can also be accessed on the Investors section of the Company’s website at https://investors.pwpartners.com/.

For those who listen to the rebroadcast of the call, we remind you that the remarks made are as of February 6, 2026, and have not been updated subsequent to the initial earnings call.

About Perella Weinberg

Perella Weinberg is a leading global independent advisory firm, providing strategic and financial advice to a broad client base, including corporations, financial sponsors, governments, and sovereign wealth funds. The Firm offers a wide range of advisory services to clients in some of the most active industry sectors and global markets. With approximately 700 employees, Perella Weinberg currently maintains offices in New York, London, Houston, Los Angeles, San Francisco, Paris, Chicago, Munich, Palm Beach, Denver, Calgary, and Greenwich. The financial information of Perella Weinberg herein refers to the business operations of PWP Holdings LP and Subsidiaries.

Contacts

For Perella Weinberg Investor Relations: investors@pwpartners.com
For Perella Weinberg Media: media@pwpartners.com
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with GAAP, we monitor certain non-GAAP financial measures to manage our business, make planning decisions, evaluate our performance and allocate resources. We believe that these non-GAAP financial measures are key financial indicators of our business performance over the long term and provide useful information regarding whether cash provided by operating activities is sufficient to maintain and grow our business. We believe that the methodology for determining these non-GAAP financial measures can provide useful supplemental information to help investors better understand the economics of our platform.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures. These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto included elsewhere in this press release.

Management compensates for the inherent limitations associated with using these non-GAAP financial measures through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release, and oral statements made from time to time by representatives of PWP are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the expectations regarding the combined business are “forward looking statements.” In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Important factors, among others, that may affect actual results or outcomes include (but are not limited to): global economic, business and market conditions; the Company’s dependence on and ability to retain employees; the Company’s ability to successfully identify, recruit and develop talent; conditions impacting the corporate advisory industry; the Firm’s dependence on its fee-paying clients and fluctuating revenues from its non-exclusive, engagement-by-engagement business model; the high volatility of the Company’s revenues as a result of its reliance on advisory fees that are largely contingent on the completion of events which may be out of its control; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business, including actual, potential or perceived conflicts of interest and other factors that may damage its business and reputation; the Company’s successful formulation and execution of its business and growth strategies; substantial litigation risks in the financial services industry; cybersecurity and other operational risks; assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity; extensive regulation of the corporate advisory industry and U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy and laws (including the treatment of carried interest); and other risks and uncertainties described under “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K.

The forward-looking statements in this press release and oral statements made from time to time by representatives of PWP are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 27, 2025 and the other documents filed by the Firm from time to time with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Consolidated Statements of Operations (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenues	$219,160	$225,672	$750,903	$878,039
Expenses
Compensation and benefits	133,567	133,298	425,594	525,941
Equity-based compensation	27,886	22,766	109,759	258,296
Total compensation and benefits	161,453	156,064	535,353	784,237
Professional fees	8,148	17,092	43,456	49,262
Technology and infrastructure	9,890	8,972	38,004	35,721
Rent and occupancy	5,637	6,018	24,533	24,325
Travel and related expenses	6,328	6,041	22,719	19,823
General, administrative and other expenses	3,422	5,055	17,996	22,824
Depreciation and amortization	5,755	5,061	20,832	20,379
Total expenses	200,633	204,303	702,893	956,571
Operating income (loss)	18,527	21,369	48,010	(78,532)
Non-operating income (expenses)
Other income (expense)	3,253	6,418	3,505	10,277
Total non-operating income (expenses)	3,253	6,418	3,505	10,277
Income (loss) before income taxes	21,780	27,787	51,515	(68,255)
Income tax expense (benefit)	7,983	(4,871)	3,512	21,089
Net income (loss)	13,797	32,658	48,003	(89,344)
Less: Net income (loss) attributable to non-controlling interests	4,401	11,884	12,526	(24,616)
Net income (loss) attributable to Perella Weinberg Partners	$9,396	$20,774	$35,477	$(64,728)
Net income (loss) per share attributable to Class A common shareholders
Basic	$0.14	$0.36	$0.55	$(1.22)
Diluted	$0.10	$0.30	$0.47	$(1.22)
Weighted-average shares of Class A common stock outstanding
Basic	67,490,766	58,023,204	64,208,733	53,187,995
Diluted	101,422,566	73,093,466	100,848,937	53,187,995

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Total compensation and benefits—GAAP	$161,453	$156,064	$535,353	$784,237
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	—	—	—	(143,714)
Public company transaction related incentives(2)	(3,181)	(10,082)	(20,813)	(47,609)
Business realignment costs(3)	—	—	—	(3,249)
Acquisition related incentives(4)	(2,689)	—	(2,689)	—
Adjusted total compensation and benefits	$155,583	$145,982	$511,851	$589,665

Non-compensation expense—GAAP	$39,180	$48,239	$167,540	$172,334
Amortization of acquired intangible assets(5)	(2,254)	(1,645)	(7,189)	(6,580)
Business combination transaction expenses(6)	(86)	(286)	(1,066)	(3,340)
Adjusted non-compensation expense(7)	$36,840	$46,308	$159,285	$162,414

Operating income (loss)—GAAP	$18,527	$21,369	$48,010	$(78,532)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	—	—	—	143,714
Public company transaction related incentives(2)	3,181	10,082	20,813	47,609
Business realignment costs(3)	—	—	—	3,249
Acquisition related incentives(4)	2,689	—	2,689	—
Amortization of acquired intangible assets(5)	2,254	1,645	7,189	6,580
Business combination transaction expenses(6)	86	286	1,066	3,340
Adjusted operating income	$26,737	$33,382	$79,767	$125,960

Income (loss) before income taxes—GAAP	$21,780	$27,787	$51,515	$(68,255)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	—	—	—	143,714
Public company transaction related incentives(2)	3,181	10,082	20,813	47,609
Business realignment costs(3)	—	—	—	3,249
Acquisition related incentives(4)	2,689	—	2,689	—
Amortization of acquired intangible assets(5)	2,254	1,645	7,189	6,580
Business combination transaction expenses(6)	86	286	1,066	3,340
Adjustments to non-operating income (expenses)(8)	(1,299)	38	(1,250)	264
Adjusted income before income taxes	$28,691	$39,838	$82,022	$136,501

Income tax expense (benefit)—GAAP	$7,983	$(4,871)	$3,512	$21,089
Tax impact of non-GAAP adjustments(9)	(831)	18,725	6,581	11,375
Adjusted income tax expense	$7,152	$13,854	$10,093	$32,464

Net income (loss)—GAAP	$13,797	$32,658	$48,003	$(89,344)
Equity-based compensation not dilutive to investors in PWP or PWP OpCo(1)	—	—	—	143,714
Public company transaction related incentives(2)	3,181	10,082	20,813	47,609
Business realignment costs(3)	—	—	—	3,249
Acquisition related incentives(4)	2,689	—	2,689	—
Amortization of acquired intangible assets(5)	2,254	1,645	7,189	6,580
Business combination transaction expenses(6)	86	286	1,066	3,340
Adjustments to non-operating income (expenses)(8)	(1,299)	38	(1,250)	264
Tax impact of non-GAAP adjustments(9)	831	(18,725)	(6,581)	(11,375)
Adjusted net income	$21,539	$25,984	$71,929	$104,037

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Adjusted net income	$21,539	$25,984	$71,929	$104,037
Less: Adjusted income tax expense	(7,152)	(13,854)	(10,093)	(32,464)
Add: If-converted income tax expense(10)	11,564	13,422	13,470	41,345
Adjusted if-converted net income	$17,127	$26,416	$68,552	$95,156

Weighted-average diluted shares of Class A common stock outstanding—GAAP	101,422,566	73,093,466	100,848,937	53,187,995
Weighted average number of incremental shares from assumed vesting of RSUs and PSUs(11)	—	—	—	10,941,161
Weighted average number of incremental shares from if-converted PWP OpCo units(12)	—	29,403,257	—	34,924,483
Weighted-average adjusted diluted shares of Class A common stock outstanding	101,422,566	102,496,723	100,848,937	99,053,639

Adjusted net income per Class A share—diluted, if-converted	$0.17	$0.26	$0.68	$0.96

Key metrics: (13)
GAAP operating income (loss) margin	8.5%	9.5%	6.4%	(8.9)%
Adjusted operating income margin	12.2%	14.8%	10.6%	14.3%
GAAP compensation ratio	74%	69%	71%	89%
Adjusted compensation ratio	71%	65%	68%	67%
GAAP effective tax rate	37%	(18)%	7%	(31)%
Adjusted if-converted effective tax rate	40%	34%	16%	30%

Notes to GAAP Reconciliation of Adjusted Results:

(1)Equity-based compensation not dilutive to investors in PWP or PWP OpCo includes the amortization of awards granted by PWP Professional Partners LP (the “Professional Partners Awards”), which were subject to the Vesting Acceleration in the second quarter of 2024. The vesting of these awards did not economically dilute PWP shareholders’ interests relative to the interests of other investors in PWP OpCo.
(2)Public company transaction related incentives includes equity-based compensation for transaction-related restricted stock units (“RSUs”) and performance restricted stock units (“PSUs”), which are directly related to milestone events that were part of a business combination that closed on June 24, 2021 (the “2021 Business Combination”), as well as employment taxes for these RSUs, PSUs, and certain Professional Partners Awards. These expenses were outside of PWP’s normal and recurring bonus and compensation processes.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

(3)During the second quarter of 2023, we began a review of the business, which resulted in headcount reductions in order to improve compensation alignment and to provide greater flexibility to advance strategic opportunities. Costs were incurred through the first quarter of 2024 and included separation and transition benefits and the accelerated amortization (net of forfeitures) of certain equity-based awards, including certain Professional Partners Awards and transaction-related RSUs and PSUs, which would have been adjusted through adjustments (1) and (2) above notwithstanding the business realignment.
(4)Acquisition related incentives includes retention bonus payments and equity-based compensation for RSUs granted in conjunction with the acquisition of Devon Park Advisors (“Devon Park”), as well as associated employment taxes. These expenses were outside of PWP’s normal and recurring bonus and compensation processes.
(5)The adjustment reflects the amortization of intangible assets associated with the Tudor, Pickering, Holt & Co., LLC (TPH) and Devon Park business combinations. This adjustment was previously referred to as “TPH business combination related expenses” in previous releases.
(6)Business combination transaction costs that were expensed associated with (i) the 2021 Business Combination, including equity-based vesting for transaction-related RSUs issued to non-employees and costs incurred related to the partnership restructuring that was contemplated during the implementation of the up-C structure at the time of the 2021 Business Combination and (ii) the acquisition of Devon Park.
(7)See reconciliation below for the components of the consolidated statements of operations included in non-compensation expense—GAAP as well as Adjusted non-compensation expense.
(8)Includes the amortization of debt discounts and issuance costs for all periods presented and minimal charges related to the Vesting Acceleration for the twelve months ended December 31, 2024. For the three and twelve months ended December 31, 2025, it includes (i) the fair value adjustments to the liability-classified contingent consideration recognized in the Devon Park acquisition and (ii) a reclassification of the earnings impact of adjustments to the tax receivable agreement (TRA) liability from non-operating income (expenses) to adjusted income tax expense.
(9)The adjusted income tax expense represents the Company’s calculated tax expense on adjusted non-GAAP results. It excludes the impact on income taxes of certain transaction-related items and other items not reflected in our adjusted non-GAAP results. It periodically includes the tax impact related to the reclassification of TRA liability adjustments. It does not represent the cash that the Company expects to pay for taxes in the current periods.
(10)The if-converted income tax expense represents the Company's calculated tax expense on adjusted non-GAAP results assuming the exchange of all PWP OpCo units for PWP Class A common stock, resulting in all of the Company’s results for the period being subject to corporate-level tax.
(11)Represents the dilutive impact under the treasury stock method of unvested RSUs and PSUs.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

(12)Represents the dilutive impact assuming the conversion of all PWP OpCo units to shares of Class A common stock.
(13)Reconciliations of key metrics from GAAP to Adjusted results are a derivative of the reconciliation of their components.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands)

	Three Months Ended December 31, 2025
	GAAP	Adjustments		Adjusted
Professional fees	$8,148	$(86)	(1)	$8,062
Technology and infrastructure	9,890	—		9,890
Rent and occupancy	5,637	—		5,637
Travel and related expenses	6,328	—		6,328
General, administrative and other expenses	3,422	—		3,422
Depreciation and amortization	5,755	(2,254)	(2)	3,501
Non-compensation expense	$39,180	$(2,340)		$36,840

	Three Months Ended December 31, 2024
	GAAP	Adjustments		Adjusted
Professional fees	$17,092	$(286)	(3)	$16,806
Technology and infrastructure	8,972	—		8,972
Rent and occupancy	6,018	—		6,018
Travel and related expenses	6,041	—		6,041
General, administrative and other expenses	5,055	—		5,055
Depreciation and amortization	5,061	(1,645)	(4)	3,416
Non-compensation expense	$48,239	$(1,931)		$46,308

	Twelve Months Ended December 31, 2025
	GAAP	Adjustments		Adjusted
Professional fees	$43,456	$(1,066)	(1)	$42,390
Technology and infrastructure	38,004	—		38,004
Rent and occupancy	24,533	—		24,533
Travel and related expenses	22,719	—		22,719
General, administrative and other expenses	17,996	—		17,996
Depreciation and amortization	20,832	(7,189)	(2)	13,643
Non-compensation expense	$167,540	$(8,255)		$159,285

	Twelve Months Ended December 31, 2024
	GAAP	Adjustments		Adjusted
Professional fees	$49,262	$(3,340)	(3)	$45,922
Technology and infrastructure	35,721	—		35,721
Rent and occupancy	24,325	—		24,325
Travel and related expenses	19,823	—		19,823
General, administrative and other expenses	22,824	—		22,824
Depreciation and amortization	20,379	(6,580)	(4)	13,799
Non-compensation expense	$172,334	$(9,920)		$162,414

(1)Reflects an adjustment to exclude transaction and integration costs associated with the Devon Park acquisition.
(2)Reflects an adjustment to exclude the amortization of intangible assets related to the TPH and Devon Park business combinations.
(3)Reflects an adjustment to exclude transaction costs associated with the 2021 Business Combination.
(4)Reflects an adjustment to exclude the amortization of intangible assets related to the TPH business combination.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.